HALLIBURTON COMPANY

                                                 as Issuer

                                       and

                               JPMORGAN CHASE BANK

                                                 as Trustee



                                 --------------



                          Second Supplemental Indenture

                          Dated as of December 15, 2003

                                 --------------



                $300,000,000 7.6% Debentures due August 15, 2096

                  SECOND SUPPLEMENTAL INDENTURE dated as of December 15, 2003 between Halliburton Company, a Delaware corporation (the "Company"), and JPMorgan Chase Bank, as trustee (the "Trustee").

                              W I T N E S S E T H:

                  WHEREAS, the Company has heretofore entered into an Indenture, dated as of October 17, 2003 (the "Original Indenture"), with the Trustee, as supplemented by a First Supplemental Indenture, dated as of October 17, 2003 (the "First Supplemental Indenture");

                  WHEREAS, the Original Indenture, as supplemented by this Second Supplemental Indenture, is incorporated herein by this reference and is herein called the "Indenture";

                  WHEREAS, under the Original Indenture, a new series of Securities may at any time be established pursuant to a supplemental indenture executed by the Company and the Trustee;

                  WHEREAS, the Company proposes to create under the Indenture a new series of Securities;

                  WHEREAS, the Company desires to issue up to $300 million aggregate principal amount of 7.6% Debentures (as defined below), which will be a new series of Securities under the Indenture; and

                  WHEREAS, all conditions necessary to authorize the execution and delivery of this Second Supplemental Indenture and to make it a valid and binding obligation of the Company have been done or performed.

                  NOW, THEREFORE, in consideration of the agreements and obligations set forth herein and for other good and valuable consideration, the sufficiency of which is hereby acknowledged, the parties hereto hereby agree as follows:

                  Capitalized terms used but not defined herein have the meanings ascribed thereto in the Original Indenture.

                                   ARTICLE I
                            7.6% Debentures due 2096
                            ------------------------

                  SECTION 1.01  Establishment and Terms.
                                ------------------------

                  There is hereby established a new series of Securities to be issued under the Indenture, to be designated as the Company's 7.6% Debentures due 2096 (the "7.6% Debentures").

                  The aggregate principal amount of 7.6% Debentures that may be authenticated and delivered under this Indenture is $300,000,000. The 7.6%

Debentures that are to be authenticated and delivered on the date hereof (the "Initial 7.6% Debentures") will be in the aggregate principal amount of $294,283,000. The 7.6% Debentures shall be issued in definitive fully registered form without coupons.

                  With respect to any additional 7.6% Debentures the Company elects to issue under this Indenture (the "Additional 7.6% Debentures"), the Company shall set forth in an Officer's Certificate the following information:

                           (i) the aggregate principal amount of such Additional
                  7.6% Debentures to be authenticated and delivered pursuant to this Indenture;

                           (ii) the issue price and the issue date of such Additional 7.6% Debentures, including the date from which interest shall accrue; and

                           (iii) whether such Additional  7.6% Debentures  shall
                  be a Debenture that constitutes a "restricted security" within the meaning of Rule 144(a)(3) of the Securities Act (a
                  "Restricted Debenture") or a Debenture that is not a Restricted Debenture (an "Unrestricted Debenture); provided, however, that the Trustee shall be entitled to request and conclusively rely on an opinion of counsel with respect to whether any Debenture constitutes a Restricted Debenture.

                  For purposes of the Indenture, 7.6% Debentures will not be deemed to be Additional 7.6% Debentures unless the maturity date, Interest Payment Dates, record date and interest rate are identical to the Initial 7.6% Debentures. The Initial 7.6% Debentures and the Additional 7.6% Debentures shall be considered collectively as a single class for all purposes of this Indenture. Holders of the Initial 7.6% Debentures and the Additional 7.6% Debentures will vote and consent together on all matters to which such Holders are entitled to vote or consent as one class, and none of the Holders of the Initial 7.6% Debentures or the Additional 7.6% Debentures shall have the right to vote or consent as a separate class on any matter to which such Holders are entitled to vote or consent.

                  The 7.6% Debentures shall be issued in the form of one or more Global Securities in substantially the form set out in Exhibit A hereto and as further provided in Section 1.02. The initial Depositary with respect to the 7.6% Debentures shall be The Depository Trust Company ("DTC").

                  The 7.6% Debentures will be issued in denominations of $1,000 or any integral multiple thereof.

                  SECTION 1.02  Maturity, Payment of Principal and Interest.
                                -------------------------------------------

                  The 7.6% Debentures will mature on August 15, 2096.

                  The 7.6% Debentures will bear interest at the rate of 7.6% per annum. The Interest Payment Dates with respect to the 7.6% Debentures will be February 15 and August 15 of each year. The first Interest Payment Date with respect to the Initial 7.6% Debentures will be February 15, 2004. Interest shall be paid to the Person in whose name the applicable 7.6% Debenture is registered at the close of business on February 1, in the case of a February 15 Interest

Payment Date, and August 1, in the case of an August 15 Interest Payment Date. Interest on the Initial 7.6% Debentures will accrue from December 15, 2003. Interest on the 7.6% Debentures will be computed on the basis of a 360-day year consisting of twelve 30-day months. No Additional Amounts will be payable on the 7.6% Debentures.

                  The 7.6% Debentures will not be subject to a sinking fund and are not redeemable.

                  All payments of principal, premium (if any) and interest on the 7.6% Debentures shall be made in accordance with Section 4.01 of the Original Indenture.

                  SECTION 1.03  Form; Restrictions on Transfer and Exchange.
                                -------------------------------------------

                  The 7.6% Debentures shall be subject to the restrictions on transfer and exchange set forth in this Section 1.03, which restrictions on transfer and exchange shall amend, supplement, modify or supersede those contained in Article II of the Original Indenture to the extent applicable. The Initial 7.6% Debentures will be issued to and any Additional 7.6% Debentures (if issued with transfer restrictions) (the "Restricted Debentures") will be resold initially only to (i) "qualified institutional buyers" (which term shall have the meaning assigned to it in Rule 144A under the Act) ("QIBs") in the United States of America in reliance on Rule 144A under the Securities Act and (ii) to persons other than U.S. Persons (as defined in Regulation S under the Act ("Regulation S")) in reliance on Regulation S under the Securities Act. The 7.6% Debentures may thereafter be transferred to, among others, QIBs, purchasers in reliance on Regulation S and institutional "accredited investors" (as defined in Rules 501(a)(1), (2), (3) and (7) under the Securities Act) who are not QIBs ("IAIs") in accordance with Rule 501 of the Securities Act in accordance with the procedure described herein.

                  The 7.6% Debentures offered and issued to QIBs in the United States of America in reliance on Rule 144A shall be issued in the form of a permanent Global Securities (the "Rule 144A Global Debentures"), without interest coupons, substantially in the form of Exhibit A, deposited with the Trustee, as custodian for DTC, duly executed by the Company and authenticated by the Trustee as hereinafter described. The Rule 144A Global Debentures may be represented by more than one certificate, if so required by DTC's rules regarding the maximum principal amount to be represented by a single certificate. The aggregate principal amount of the Rule 144A Global Debentures may from time to time be increased or decreased by adjustments made on the records of the Trustee, as custodian for DTC or its nominee, as hereinafter provided.

                  The 7.6% Debentures offered and issued outside the United States of America in reliance on Regulation S shall be issued in the form of a permanent Global Security, without interest coupons (collectively, the "Regulation S Global Debentures"), substantially in the form of Exhibit A, deposited with the Trustee, as custodian for DTC, duly executed by the Company and authenticated by the Trustee as hereinafter provided. The Regulation S Global Debenture may be represented by more than one certificate, if so required by DTC's rules regarding the maximum principal amount to be represented by a single certificate. The aggregate principal amount of the Regulation S Global Debenture may from time to time be increased or decreased by adjustments made on the records of the Trustee, as custodian for DTC or its nominee, as hereinafter provided.

                  Each Regulation S Global Note will be deposited with, or on behalf of, a custodian for DTC for credit to the respective accounts of the purchasers (or to such other accounts as they may direct) on behalf of the Euroclear S.A. N.V., as operator of the Euroclear System ("Euroclear") or Clearstream Banking, societe anonyme ("Clearstream"). Prior to the 40th day after the later of the commencement of the offering of the 7.6% Debentures and December 15, 2003 (such period through and including such 40th day, the "Restricted Period"), interests in the Regulation S Global Debentures may only be held through Euroclear or Cedel (as indirect participants in DTC) unless exchanged for interests in the Rule 144A Global Debentures.

                  The 7.6% Debentures resold to IAIs (the "Institutional Accredited Investor Debentures") in the United States of America shall be issued in the form of a permanent Global Security, without interest coupons, substantially in the form of Exhibit A (the "Institutional Accredited Investor Global Security"), deposited with the Trustee, as custodian for DTC, duly executed by the Company and authenticated by the Trustee as hereinafter provided. A transfer of an Institutional Accredited Investor Debenture shall be made upon receipt by the Trustee or its agent of a certificate substantially in the form set forth in Exhibit D from the proposed transferee and, if requested by the Company or the Trustee, the delivery of an opinion of counsel, certification and/or other information satisfactory to each of them. The Institutional Accredited Investor Global Debenture may be represented by more than one certificate, if so required by DTC's rules regarding the maximum principal amount to be represented by a single certificate. The aggregate principal amount of the Institutional Accredited Investor Global Debenture may from time to time be increased or decreased by adjustments made on the records of the Trustee, as custodian for DTC or its nominee, as hereinafter provided.

                  Securities issued in exchange for interests in the Rule 144A Debentures, the Regulation S Debentures and the Institutional Accredited Investor Debentures will be issued in the form of a permanent Global Security, without interest coupons, substantially in the form of Exhibit A and deposited with the Trustee as hereinafter provided (the "Exchange Global Securities"). The Exchange Global Securities may be represented by more than one certificate, if so required by DTC's rules regarding the maximum principal amount to be represented by a single certificate.

                  Upon any sale or transfer of a Restricted Debenture (x) pursuant to Rule 144 or (y) pursuant to any other available exemption (other than Rule 144A) from the registration requirements of the Securities Act and as a result of which, in the case of a Security transferred pursuant to this clause
(y), such Security shall cease to be a "restricted security" within the meaning of Rule 144, the Trustee shall permit the beneficial owner thereof to transfer such beneficial interest to a transferee who shall take such interest in the form of a beneficial interest in an unrestricted Global Security and shall rescind any restriction on transfer of such beneficial interest; provided, however, that the owner of such beneficial interest shall, in connection with such transfer, comply with the other applicable provisions of this Article III.

                  Upon the exchange, registration of transfer or replacement of Securities not bearing the legends with respect to restrictions on transfer set forth in Exhibit A, the Company shall execute and the Trustee shall authenticate and deliver Securities that do not bear such legend and which do not have a Assignment Form attached thereto.

                  The Securities may have notations, legends or endorsements required by law, stock exchange rule or usage, in addition to those set forth on Exhibit A. The Company and the Trustee shall approve the forms of the Securities and any notation, endorsement or legend on them. Each Security shall be dated the date of its authentication. The terms of the Securities set forth in Exhibit A are part of the terms of this Indenture and, to the extent applicable, the Company and the Trustee, by their execution and delivery of this Indenture, expressly agree to be bound by such terms.

                  SECTION 1.04  Exchanges Among the Global Debentures.
                                --------------------------------------

                  Transfers by an owner of a beneficial interest in a Rule 144A Global Note to a transferee who takes delivery of such interest through a Regulation S Global Note, whether before or after the expiration of the Restricted Period, will be made only upon receipt by the Trustee of a certification from the transferor substantially in the form of Exhibit B.

                  Prior to the expiration of the Restricted Period, transfers by an owner of a beneficial interest in the Regulation S Global Debentures to a transferee who takes delivery of such interest through the applicable Rule 144A Global Debenture will be made only in accordance with applicable procedures and upon receipt by the Trustee of a written certification from the transferor substantially in the form of Exhibit C.

                                   ARTICLE II
                                  MISCELLANEOUS
                                  -------------

                  SECTION 2.01 Trustee Matters. The recitals in this Second Supplemental Indenture are made by the Company only and not by the Trustee, and all of the provisions contained in the Original Indenture in respect of the rights, privileges, immunities, powers and duties of the Trustee shall be applicable in respect of the 7.6% Debentures and of this Second Supplemental Indenture as fully and with like effect as if set forth herein in full.

                  SECTION 2.02 Ratification. The Original Indenture is in all respects ratified and confirmed, and the Original Indenture, the First Supplemental Indenture and the Second Supplemental Indenture shall be read, taken and construed as one and the same instrument; provided that, in case of conflict between this Second Supplemental Indenture and the Original Indenture, this Second Supplemental Indenture shall control.

                  SECTION 2.03 Counterpart Originals. This Second Supplemental Indenture may be simultaneously executed in several counterparts, each of which shall be deemed to be an original, and such counterparts shall together constitute one and the same instrument.

                  SECTION 2.04 Performance by DTC, Euroclear or Cedel. Neither the Company nor the Trustee will have any responsibility for the performance of DTC, Euroclear or Cedel, or any of their participants, direct or indirect, of their respective obligations under the rules and procedures governing their operations.

                  SECTION 2.05 Effect of Headings. The Article and Section headings herein have been inserted for convenience of reference only, are not to be considered a part hereof and shall in no way modify or restrict any of the terms or provisions hereof.

                  SECTION  2.06  Governing   Law.   This   Second   Supplemental
Indenture and the 7.6% Debentures shall be governed by and construed in accordance with the laws of the State of New York.

                  SECTION 2.07 Provisions for the Sole Benefit of Parties and Holders. Nothing in the Indenture, as supplemented, amended and modified by this Second Supplemental Indenture, or in the 7.6% Debentures, expressed or implied, is intended or shall be construed to confer upon, or to give or grant to, any person or entity, other than the Company, the Trustee, the Paying Agent and the registered owners of the 7.6% Debentures, any legal or equitable right, remedy or claim under or by reason of the Indenture or any covenant, condition or stipulation hereof, and all covenants, stipulations, promises and agreements in the Indenture contained by and on behalf of the Company shall be for the sole and exclusive benefit of the Company, the Trustee, the Paying Agent and the registered owners of the 7.6% Debentures.

                  IN WITNESS WHEREOF, the parties hereto have caused this Second Supplemental Indenture to be duly executed as of the day and year first above written.

                                       HALLIBURTON COMPANY, as Issuer


                                        By:  /s/  Jerry H. Blurton
                                           -------------------------------------
                                           Name:    Jerry H. Blurton
                                           Title:   Vice President and Treasurer



                                       JPMORGAN CHASE BANK, as Trustee


                                       By:  /s/  Frank W. McCreary
                                          --------------------------------------
                                          Name:     Frank W. McCreary
                                          Title:    Trust Officer

                                    EXHIBIT A

                  THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD WITHIN THE UNITED STATES OR TO OR FOR THE ACCOUNT OR BENEFIT OF, U.S. PERSONS EXCEPT AS SET FORTH IN THE FOLLOWING SENTENCE.

                  BY ITS ACQUISITION HEREOF, THE HOLDER (1) REPRESENTS THAT IT IS NOT A U.S. PERSON NOR IS IT PURCHASING FOR THE ACCOUNT OF A U.S. PERSON AND IS ACQUIRING THIS SECURITY IN AN OFFSHORE TRANSACTION IN ACCORDANCE WITH REGULATION S UNDER THE SECURITIES ACT ("REGULATION S"), (2) BY ITS ACCEPTANCE HEREOF AGREES TO OFFER, SELL OR OTHERWISE TRANSFER SUCH SECURITY, PRIOR TO THE DATE THAT IS 40 DAYS AFTER THE LATER OF THE ORIGINAL ISSUE DATE HEREOF AND THE LAST DATE ON WHICH THE COMPANY OR ANY AFFILIATE OF THE COMPANY WAS THE OWNER OF THIS SECURITY (OR ANY PREDECESSOR OF SUCH SECURITY) (THE "RESALE RESTRICTION TERMINATION DATE"), ONLY (A) TO THE COMPANY, (B) PURSUANT TO A REGISTRATION STATEMENT THAT HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT, (C) FOR SO LONG AS THE SECURITIES ARE ELIGIBLE FOR RESALE PURSUANT TO RULE 144A UNDER THE SECURITIES ACT, TO A PERSON IT REASONABLY BELIEVES IS A "QUALIFIED INSTITUTIONAL BUYER" AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT THAT PURCHASES FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER TO WHOM NOTICE IS GIVEN THAT THE TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A, (D) PURSUANT TO OFFERS AND SALES THAT OCCUR OUTSIDE THE UNITED STATES WITHIN THE MEANING OF REGULATION S, (E) TO AN INSTITUTIONAL "ACCREDITED INVESTOR" WITHIN THE MEANING OF RULE 501(a)(1), (2), (3) OR (7) UNDER THE SECURITIES ACT THAT IS ACQUIRING THE SECURITY FOR ITS OWN ACCOUNT, OR FOR THE ACCOUNT OF SUCH AN INSTITUTIONAL ACCREDITED INVESTOR, IN EACH CASE IN A TRANSACTION INVOLVING A MINIMUM PRINCIPAL AMOUNT OF THE SECURITIES OF $250,000, FOR INVESTMENT PURPOSES AND NOT WITH A VIEW TO OR FOR OFFER OR SALE IN CONNECTION WITH ANY DISTRIBUTION IN VIOLATION OF THE SECURITIES ACT, OR (F) PURSUANT TO ANY OTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, SUBJECT TO THE COMPANY'S AND THE TRUSTEE'S RIGHT PRIOR TO ANY SUCH OFFER, SALE OR TRANSFER (i) PURSUANT TO CLAUSE (D), (E) OR (F) TO REQUIRE THE DELIVERY OF AN OPINION OF COUNSEL, CERTIFICATION AND/OR OTHER INFORMATION SATISFACTORY TO EACH OF THEM AND (ii) IN THE CASE OF THE FOREGOING CLAUSE (E), A CERTIFICATE OF TRANSFER IN THE FORM APPEARING ON THE OTHER SIDE OF THIS SECURITY IS COMPLETED AND DELIVERED BY THE TRANSFEROR TO THE COMPANY AND THE TRUSTEE. THIS LEGEND WILL BE REMOVED AFTER 40 CONSECUTIVE DAYS BEGINNING ON AND INCLUDING THE LATER OF (A) THE DAY ON WHICH THE SECURITIES ARE OFFERED TO PERSONS OTHER THAN DISTRIBUTORS

(AS DEFINED IN REGULATION S) AND (B) THE DATE OF THE CLOSING OF THE ORIGINAL OFFERING. AS USED HEREIN, THE TERMS "OFFSHORE TRANSACTION", "UNITED STATES" AND "U.S. PERSON" HAVE THE MEANINGS GIVEN TO THEM BY REGULATION S UNDER THE SECURITIES ACT.

                  BY ITS ACQUISITION OF THIS SECURITY THE HOLDER THEREOF WILL BE DEEMED TO HAVE REPRESENTED AND WARRANTED THAT EITHER (I) NO PORTION OF THE ASSETS USED BY SUCH HOLDER TO ACQUIRE AND HOLD THIS SECURITY CONSTITUTES THE ASSETS OF AN EMPLOYEE BENEFIT PLAN THAT IS SUBJECT TO TITLE I OF THE U.S. EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA"), OF PLANS, INDIVIDUAL RETIREMENT ACCOUNTS OR OTHER ARRANGEMENTS THAT ARE SUBJECT TO SECTION 4975 OF THE U.S. INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE") OR PROVISIONS UNDER ANY FEDERAL, STATE, LOCAL, NON-U.S. OR OTHER LAWS OR REGULATIONS THAT ARE SIMILAR TO SUCH PROVISIONS OF ERISA OR THE CODE ("SIMILAR LAWS"), OR OF AN ENTITY WHOSE UNDERLYING ASSETS ARE CONSIDERED TO INCLUDE "PLAN ASSETS" OF SUCH PLANS, ACCOUNTS OR ARRANGEMENTS, OR (II) THE PURCHASE AND HOLDING OF THIS SECURITY WILL NOT CONSTITUTE A NON-EXEMPT PROHIBITED TRANSACTION UNDER SECTION 406 OF ERISA OR SECTION 4975 OF THE CODE OR A SIMILAR VIOLATION UNDER ANY APPLICABLE SIMILAR LAWS.

                  THIS SECURITY AND ANY RELATED DOCUMENTATION MAY BE AMENDED OR SUPPLEMENTED FROM TIME TO TIME TO MODIFY THE RESTRICTIONS ON RESALES AND OTHER TRANSFERS OF THIS SECURITY TO REFLECT ANY CHANGE IN APPLICABLE LAW OR REGULATION (OR THE INTERPRETATION THEREOF) OR IN PRACTICES RELATING TO THE RESALE OR TRANSFER OF RESTRICTED SECURITIES GENERALLY. THE HOLDER OF THIS SECURITY SHALL BE DEEMED BY THE ACCEPTANCE OF THIS SECURITY TO HAVE AGREED TO ANY SUCH AMENDMENT OR SUPPLEMENT.

                  THIS SECURITY IS A GLOBAL SECURITY WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF A DEPOSITARY OR A NOMINEE OF A DEPOSITARY. THIS SECURITY IS EXCHANGEABLE FOR SECURITIES REGISTERED IN THE NAME OF A PERSON OTHER THAN THE DEPOSITARY OR ITS NOMINEE ONLY IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE AND MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITARY TO A NOMINEE OF THE DEPOSITARY OR BY A NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY.

                  UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), NEW YORK, NEW YORK, TO HALLIBURTON COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED

REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE& CO., HAS AN INTEREST HEREIN.

                  TRANSFERS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS IN WHOLE, BUT NOT IN PART, TO DTC, TO NOMINEES OF DTC OR TO A SUCCESSOR THEREOF OR SUCH SUCCESSOR'S NOMINEE AND TRANSFERS OF PORTIONS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN THE INDENTURE REFERRED TO ON THE REVERSE HEREOF.

                               HALLIBURTON COMPANY

                            7.6% Debentures due 2096

No. S-2
                                                             CUSIP No. U40622AC3
                                                                      $2,000,000

                  Halliburton Company, a Delaware corporation (the "Issuer"), for value received promises to pay to Cede & Co., or registered assigns, the principal sum of of TWO MILLION Dollars, or such greater or lesser amount as indicated on the Schedule I hereto, on August 15, 2096.

                  Interest Payment Dates:   February 15 and August 15

                  Record Dates:             February 1 and August 1

                  Reference is hereby made to the further provisions of this Security set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

                  IN WITNESS WHEREOF, the Issuer has caused this Security to be signed manually or by facsimile by its duly authorized officers.

Dated: December 15, 2003

                                       HALLIBURTON COMPANY


                                       By: /s/ C. Christopher Gaut
                                          --------------------------------------
                                          Name:    C. Christopher Gaut
                                          Title:   Executive Vice President and
                                                   Chief Financial Officer


                                       By: Jerry H. Blurton
                                          --------------------------------------
                                          Name:    Jerry H. Blurton
                                          Title:   Vice President and Treasurer

Certificate of Authentication:

This is one of the Securities of the series designated therein referred to in the within- mentioned Indenture.

JPMORGAN CHASE BANK, as Trustee


By: /s/ Frank W. McCreary                               Dated: /s/ 12-15-03
    ---------------------                                      ------------
    Authorized Signatory

                              [REVERSE OF SECURITY]

                               HALLIBURTON COMPANY

                            7.6 % Debentures due 2096

                  This  Security  is one  of a duly  authorized  issue  of  7.6%
Debentures Due 2096 (the "Securities") of Halliburton Company, a Delaware corporation (the "Issuer"). The Issuer issued the Securities under an Indenture dated as of October 17, 2003 between the Issuer and the Trustee, as supplemented by the Second Supplemental Indenture dated as of December 15, 2003 (the "Indenture"). Capitalized terms used herein for which no definition is provided herein shall have the meanings set forth in the Indenture.

                  ARTICLE I Interest. The Issuer promises to pay interest on the principal amount of this Security at 7.6% per annum from December 15, 2003 until maturity. The Issuer will pay interest semiannually on February 15 and August 15 of each year, or if any such day is not a Business Day, on the next succeeding Business Day. Interest on the Securities will accrue from the most recent
Interest Payment Date on which interest has been paid or, if no interest has been paid, from December 15, 2003; provided that if there is no existing Default in the payment of interest, and if this Security is authenticated between a record date referred to on the face hereof and the next succeeding Interest Payment Date, interest shall accrue from such next succeeding Interest Payment Date; provided, further, that the first Interest Payment Date shall be February 15, 2004. Interest will be computed on the basis of a 360-day year of twelve 30-day months.

                  ARTICLE II Method of Payment. The Issuer will pay interest on the Securities (except defaulted interest) to the Persons who are registered Holders of Securities at the close of business on the record date next preceding the Interest Payment Date, even if such Securities are canceled after such record date and on or before such Interest Payment Date. The Holder must surrender this Security to a Paying Agent to collect principal payments. The Issuer will pay the principal of and interest on the Securities in money of the United States of America that at the time of payment is legal tender for payment of public and private debts. Such amounts shall be payable at the offices of the Trustee or any Paying Agent, provided that at the option of the Issuer, the Issuer may pay such amounts (1) by wire transfer with respect to Securities represented by a Global Note or (2) by check payable in such money mailed to a Holder's registered address with respect to any Security. No sinking fund is provided for the Securities.

                  ARTICLE III Paying Agent and Registrar. Initially, JPMorgan Chase Bank (the "Trustee"), the Trustee under the Indenture, will act as Paying Agent and Registrar. The Issuer may change any Paying Agent, Registrar, co-registrar or additional paying agent without notice to any Holder. The Issuer or any of the Issuer's subsidiaries may act in any such capacity.

                  ARTICLE IV Indenture. The terms of the Securities include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939, as amended (15 U.S. Code ss.ss.
77aaa-77bbbb) (the "TIA"), as in effect on the date of execution of the Indenture. The Securities are subject to all such terms, and Holders are referred to the Indenture and the TIA for a statement of such terms. The Securities are unsecured senior obligations of the Issuer and rank equally with all of the Issuer's existing and future unsecured indebtedness. The Indenture provides for the issuance of other series of debt securities thereunder.

                  ARTICLE V Denominations, Transfer, Exchange. The Securities are in registered form without coupons in denominations of $1,000 and integral multiples of $1,000. The transfer of Securities may be registered and Securities may be exchanged as provided in the Indenture. The Registrar and the Trustee may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and to pay any taxes and fees required by law or permitted by the Indenture. The Registrar need not exchange or register the transfer of any Securities during the period between a record date and the corresponding Interest Payment Date.

                  ARTICLE VI Persons Deemed Owners. The registered Holder of a Security shall be treated as its owner for all purposes.

                  ARTICLE VII Amendments and Waivers. Subject to certain exceptions and limitations, the Indenture or the Securities may be amended or supplemented by the Issuer and the Trustee with the written consent (including consents obtained in connection with a tender offer or exchange offer for the Securities of any one or more series or all series or a solicitation of consents in respect of the Securities of any one or more series or all series) of the Holders of at least a majority in principal amount of the then outstanding
Securities of all series under the Indenture affected by such amendment or supplement (acting as one class), and any existing or past Default or Event of Default under, or compliance with any provision of, the Indenture may be waived (other than any continuing Default or Event of Default in the payment of the principal of, premium (if any) or interest on the Securities) by the Holders of at least a majority in principal amount of the then outstanding Securities of any series or of all series (acting as one class) in accordance with the terms of the Indenture. The Issuer and the Trustee may amend or supplement the Indenture or the Securities or waive any provision of either, to:

                  (1) cure any ambiguity, omission, defect or inconsistency;

                  (2) evidence the  assumption  by a Successor  of the  Issuer's obligations under the Indenture and the Securities;

                  (3) provide  for  uncertificated Securities  in addition to or in place of certificated Securities or to provide for the issuance of bearer securities (with or without coupons);

                  (4) provide  any   security  for  the  Securities  or  to  add
              guarantees of, or additional obligors on, the Securities;

                  (5) comply  with  any  requirement  in  order   to  effect  or
              maintain the  qualification  of the Indenture under the TIA;

                  (6) add to the  covenants  of the  Issuer for the  benefit  of the Holders of the Securities, or to surrender any right or power conferred by the Indenture upon the Issuer;

                  (7) add any additional  Events of Default  with respect to the
              Securities;

                  (8) change   or  eliminate  any  of   the  provisions  of  the
              Indenture, provided that any such change or elimination shall become effective only when there are no outstanding Securities of any series that are adversely affected in any material respect by such changes in or elimination of such provisions;

                  (9) establish the form or terms of Securities of any series as permitted by the Indenture;

                 (10) supplement any of the provisions of the  Indenture to such
              extent  as  shall  be   necessary  to  permit  or  facilitate  the
              defeasance and discharge of the Securities pursuant to the Indenture, provided that any such action shall not adversely affect the interest of the Holders of the Securities of any series in any material respect;

                 (11) evidence  and provide for  the acceptance  of  appointment hereunder by a successor Trustee with respect to the Securities and to add to or change any of the provisions of this Indenture as shall be necessary to provide for or facilitate the administration of the trusts thereunder by more than one Trustee, pursuant to the requirements of the Indenture; or

                 (12) make any other change that does  not adversely  affect the rights of any Holder of any series of Securities under the Indenture.

                  The right of any Holder to participate in any consent required or sought pursuant to any provision of the Indenture (and the obligation of the Issuer to obtain any such consent otherwise required from such Holder) may be subject to the requirement that such Holder shall have been the Holder of record of any Securities with respect to which such consent is required or sought as of a date fixed in accordance with the terms of the Indenture.

                  Without the consent of each Holder affected, the Issuer may not:

                  (1) reduce the amount of Securities whose Holders must consent to an amendment, supplement or waiver;

                  (2) reduce  the rate of  or  change  the time for  payment  of interest, including default interest, on any Security;

                  (3) change the Stated Maturity of any Security;

                  (4) change  the  coin or  currency  or  currencies  (including composite currencies) in which any Security or any premium or interest with respect thereto are payable;

                  (5) impair the right to institute suit for the  enforcement of any payment of principal of, premium (if any) or interest on any Security pursuant to Sections 6.07 and 6.08 of the Indenture, except as limited by Section 6.06 of the Indenture;

                  (6) make any change in the  percentage of principal  amount of
              Securities necessary to waive compliance with certain provisions of the Indenture pursuant to Section 6.04 or 6.07 of the Indenture or make any change in Section 9.02(8) of the Indenture; or

                  (7) waive a  continuing  Default  or Event of  Default  in the payment of principal of, premium (if any) or interest on the Securities.

                  A supplemental indenture that changes or eliminates any covenant or other provision of the Indenture which has expressly been included solely for the benefit of one or more particular series of Securities under the Indenture, or which modifies the rights of the Holders of Securities of such series with respect to such covenant or other provision, shall be deemed not to affect the rights under the Indenture of the Holders of the Securities.

                  ARTICLE VIII Defaults and Remedies. Events of Default are defined in the Indenture and with respect to the Securities generally include:

                  (1) default by the  Issuer in the  payment of any  interest on the Securities when the same becomes due and payable and such default continues for a period of 30 days;

                  (2) default by the  Issuer in any payment of  principal  of or premium (if any) on the Securities when the same becomes due and payable;

                  (3) default by the Issuer in  observing or  performing  any of its other covenants or agreements in, or provisions of, the Securities or the Indenture which shall not have been remedied within 60 days after written notice to the Issuer by the Trustee or to the Issuer and Trustee by the holders of at least 25% in aggregate principal amount of the Securities then outstanding affected by such default;

                  (4) default by the Issuer on a scheduled  payment at maturity, in the aggregate principal amount of $125 million or more, after the expiration of any applicable grace period, of any Indebtedness or the acceleration of any Indebtedness of the Issuer in such aggregate principal amount, so that it becomes due and payable prior to the date on which it would otherwise have become due and payable and such payment default is not cured or such acceleration is not rescinded within 30 days after notice to the Issuer in accordance with the terms of the Indebtedness; or

                  (5) certain  events   involving   bankruptcy,   insolvency  or
              reorganization affecting the Issuer.

                  If an Event of Default occurs and is continuing, the Trustee or the Holders of at least 25% in aggregate principal amount of the outstanding Securities affected by such default (or, in the case of an Event of Default described in clause (3) above, if outstanding Securities of other series are affected by such Default, then at least 25% in principal amount of the then outstanding Securities so affected), may declare the principal of and interest on all the Securities to be immediately due and payable, except that in the case of an Event of Default arising from certain events of bankruptcy, insolvency or reorganization affecting the Issuer, all outstanding Securities become due and payable immediately without further action or notice by the Trustee or any Holder. The amount due and payable upon the acceleration of any Security is equal to 100% of the principal amount thereof plus accrued interest to the date of payment. Holders may not enforce the Indenture or the Securities except as provided in the Indenture. The Trustee may require indemnity satisfactory to it before it enforces the Indenture or the Securities. Subject to certain limitations, Holders of a majority in aggregate principal amount of the then outstanding Securities may direct the time, method and place of conducting any proceeding for any remedy available to the Trustee, or may direct the Trustee in its exercise of any trust or power conferred on the Trustee. The Trustee may withhold from Holders notice of any continuing default (except a default in payment of principal or interest) if it determines that withholding notice is in their interests. The Issuer must furnish an annual compliance certificate to the Trustee.

                  ARTICLE IX Discharge Prior to Maturity. The Indenture with respect to the Securities shall be discharged and canceled upon the payment of all of the Securities issued thereunder and shall be discharged except for certain obligations upon the irrevocable deposit with the Trustee of funds or Government Obligations sufficient for such payment.

                  ARTICLE X Trustee Dealings with the Issuer. The Trustee, in its individual or any other capacity, may make loans to, accept deposits from, and perform services for the Issuer or its Affiliates, and may otherwise deal with the Issuer or its Affiliates, as if it were not Trustee.

                  ARTICLE XI No Recourse Against Others. A director, officer, employee or stockholder, as such, of the Issuer shall not have any liability for any obligations of the Issuer under the Securities or the Indenture or for any claim based on, in respect of or by reason of such obligations or their creation. Each Holder by accepting a Security waives and releases all such liability. The waiver and release are part of the consideration for the issuance of the Securities.

                  ARTICLE  XII   Authentication.   The   Securities   shall  not
be valid until authenticated by the manual signature of the Trustee or an authenticating agent.

                  ARTICLE XIII CUSIP Numbers. Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures, the Issuer has caused CUSIP numbers to be printed on the Securities as a convenience to the Holders of the Securities. No representation is made as to the accuracy of such numbers as printed on the Securities and reliance may be placed only on the other identification numbers printed thereon.

                  ARTICLE XIV Indenture to Control; Governing Law. In the case of any conflict between the provisions of this Security and the Indenture, the provisions of the Indenture shall control. The Indenture and the Securities shall be governed by and construed under the laws of the State of New York, without giving effect to applicable principles of conflicts of law to the extent the laws of another jurisdiction would be required to apply.

                  ARTICLE XV Successor Person. When a Successor assumes all the obligations of its predecessor under the Securities and the Indenture in accordance with the terms and conditions of the Indenture, the predecessor person will (except in certain circumstances specified in the Indenture) be released from those obligations.

                  ARTICLE XVI Abbreviations and Definitions. Customary abbreviations may be used in the name of a Holder or an assignee, such as: TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian), and U/G/M/A (= Uniform Gifts to Minors Act).

                  The Issuer will furnish to any Holder upon written request and without charge a copy of the Indenture. Request may be made to:

                  Halliburton Company
                  1401 McKinney, Suite 2400
                  Houston, Texas 77010
                  Telephone:  (713) 759-2600
                  Attention:  General Counsel

                                   SCHEDULE A

                  The initial aggregate principal amount of Securities evidenced by the Certificate to which this Schedule is attached is $2,000,000. The notations on the following table evidence decreases and increases in the aggregate principal amount of Securities evidenced by such Certificate.

                                                               Principal Amount of
                                                               Securities Remaining
Decrease in Principal Amount      Increase in Principal       After Such Decrease or            Notation by
        of Securities             Amount of Securities               Increase               Security Registrar
--------------------------------------------------------------------------------------------------------------


                                 ASSIGNMENT FORM

                  To assign this Security, fill in the form below: (I) or (we) assign and transfer this Security to
                                     -------------------------------------------
--------------------------------------------------------------------------------
             (Insert assignee's social security or tax I.D. number)


--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
              (Print or type assignee's name, address and zip code)

and irrevocably appoint
                       ---------------------------------------------------------
as agent to transfer this Security on the books of the Issuer. The agent may substitute another to act for him.


Date:                       Your Signature:
      ----------------                     -------------------------------------
                                           (Sign exactly as your name appears on
                                                 the face of this Security)

Signature Guarantee:
                    ------------------------------------------------------------
                              (Participant in a Recognized Signature
                                    Guaranty Medallion Program)




                  This  assignment  relates to $      principal  amount  of 7.6%
                                                -----
Debentures  due  2096  of  Halliburton  Company held in  (5)       book-entry or
                                                            ------
(5)        definitive form by                       (the "Transferor").
    ------                    ---------------------
                  The Transferor has requested the Trustee by written order to exchange or register the transfer of a Note or Notes.

                  In connection with such request and in respect of each such Note, the Transferor does hereby certify that the Transferor is familiar with the Indenture, as supplemented, relating to the above-captioned Notes and that the transfer of this Note does not require registration under the Securities Act (as defined below) because:5

         |_| Such Note is being acquired for the Transferor's own account without transfer.

         |_| Such Note is being transferred to the Issuer.


(5)   Fil in blank or check appropriate box, as applicable.

         |_| Such Note is being transferred to a "qualified institutional buyer" (as defined in Rule 144A under the Securities Act), in accordance with Rule 144A under the Securities Act.

         |_| Such Note is being transferred pursuant to an exemption from registration in accordance with Rule 904 of Regulation S under the Securities Act, based upon an opinion of counsel if the Issuer or the Trustee so requests, together with a certification in substantially the form of attached to the Indenture.

         |_| Such Note is being transferred to an institutional accredited investor (as defined in Rule 501(a)(1), (2), (3) or (7) under the Securities
Act), that has furnished to the Trustee a signed letter containing certain representations and agreements as required by the Indenture.

         |_| Such Note is being transferred pursuant to another available exemption under the Securities Act.



                                     -------------------------------------------
                                     [INSERT NAME OF TRANSFEROR]


                                     By:
                                        ----------------------------------------
                                     Name:
                                     Title:
                                     Address:

Date:
     -------------------

                                    EXHIBIT B

             FORM OF CERTIFICATE TO BE DELIVERED IN CONNECTION WITH
                       TRANSFERS PURSUANT TO REGULATION S

                                                         [Date]
JPMorgan Chase Bank, as Trustee
     Re: 7.6% Debentures Due 2096 of Halliburton Company (the "7.6% Debentures")
                                                              ---------------

Dear Sir or Madam:

                  Reference is hereby made to the Indenture dated as of October 17, 2003, as supplemented by the Second Supplemental Indenture thereto, and as amended and supplemented from time to time thereafter (the "Indenture") between Halliburton Company, as issuer, and JPMorgan Chase Bank, as Trustee. Capitalized terms used but not defined herein shall have the meanings given them in the Indenture. In connection with our proposed sale of $________ aggregate principal amount of the 7.6% Debentures, we confirm that such sale has been effected pursuant to and in accordance with Regulation S under the United States Securities Act of 1933, as amended (the "Securities Act"), and, accordingly, we represent that:

                  (a) the offer of the 7.6% Debentures was not made to a person in the United States;

                  (b) either (i) at the time the buy order was originated, the transferee was outside the United States or we and any person acting on our behalf reasonably believed that the transferee was outside the United States or
(ii) the transaction was executed in, on or through the facilities of a designated off-shore securities market and neither we nor any person acting on our behalf knows that the transaction has been pre-arranged with a buyer in the United States;

                  (c) no directed selling efforts have been made in the United States in contravention of the requirements of Rule 903(b) or Rule 904(b) of Regulation S, as applicable;

                  (d) the transaction is not part of a plan or scheme to evade the registration requirements of the Securities Act; and

                  (e) we are the beneficial owner of the principal amount of 7.6% Debentures being transferred.

                  In addition, if the sale is made during a restricted period and the provisions of Rule 903(c)(3) or Rule 904(c)(1) of Regulation S are applicable thereto, we confirm that such sale has been made in accordance with the applicable provisions of Rule 903(c)(3) or Rule 904(c)(1), as the case may be.

                  You and the issuer are entitled to rely upon this letter and are irrevocably authorized to produce this letter or a copy hereof to any interested party in any administrative or legal proceedings or official inquiry with respect to the matters covered hereby. Terms used in this certificate have the meanings set forth in Regulation S.

                                       Very truly yours,

                                       [Name of Transferor]



                                       By:
                                          -----------------------------------



      Authorized Signature                     Signature Medallion Guaranteed

                                    EXHIBIT C

                  FORM OF TRANSFER CERTIFICATE FOR TRANSFER TO
                         QUALIFIED INSTITUTIONAL BUYERS


                                                        [Date]
JPMorgan Chase Bank, as Trustee
   Re:   7.6% Debentures due 2096 of Halliburton Company (the "7.6% Debentures")
                                                              ------------------

Dear Sir or Madam:

                  Reference is hereby made to the Indenture dated as of October 17, 2003, as supplemented by the Second Supplemental Indenture thereto, and as amended and supplemented from time to time thereafter (the "Indenture") between Halliburton Company, as issuer, and JPMorgan Chase Bank, as Trustee. Capitalized terms used but not defined herein shall have the meanings given them in the
Indenture.  This letter relates to $             aggregate  principal  amount of
                                    -----------
7.6% Debenture which are held in the name of [name of transferor] (the "Transferor") to effect the transfer of such 7.6% Debentures in exchange for an equivalent beneficial interest in the Rule 144A Global Debenture.

                  In connection with such request, and with respect to such 7.6% Debentures, the Transferor does hereby certify that such 7.6% Debentures are being transferred in accordance with (i) the transfer restrictions set forth in the 7.6% Debentures and (ii) Rule 144A under the United States Securities Act of 1933, as amended ("Rule 144A"), to a transferee that the Transferor reasonably believes is purchasing the 7.6% Debentures for its own account or an account with respect to which the transferee exercises sole investment discretion, and the transferee, as well as any such account, is a "qualified institutional buyer" within the meaning of Rule 144A, in a transaction meeting the requirements of Rule 144A and in accordance with applicable securities laws of any state of the United States or any other jurisdiction.

                  You and the issuer are entitled to rely upon this letter and are irrevocably authorized to produce this letter or a copy hereof to any interested party in any administrative or legal proceedings or official inquiry with respect to the matters covered hereby.

                                           Very truly yours,
                                           [Name of Transferor]


                                           By:
                                              -------------------------------


    Authorized Signature              Signature Medallion Guaranteed

                                    EXHIBIT D

             FORM OF CERTIFICATE TO BE DELIVERED IN CONNECTION WITH
                 TRANSFERS TO INSTITUTIONAL ACCREDITED INVESTORS

                                                         [Date]

Halliburton Company
c/o JPMorgan Chase Bank
600 Travis, Suite 1150
Houston, Texas  77002
Attention:  Institutional Trust Services

Ladies and Gentlemen:

                  This  certificate  is  delivered  to  request  a  transfer  of
$            principal  amount of the 7.6%  Debentures  due 2096 of  Halliburton
 ----------
Company (the "7.6% Debentures").

                  Upon transfer, the 7.6% Debentures would be registered in the name of the new beneficial owner as follows:

                  Name:
                       ----------------------------------------

                  Address:
                          -------------------------------------

                  Taxpayer ID Number:
                                     --------------------------

                  The undersigned represents and warrants to you that:

                  1. We are an institutional accredited investor (as defined in Rule 501(a)(1), (2), (3) or (7) under the Securities Act of 1933, as amended (the "Securities Act")) purchasing for our own account or for the account of such an institutional accredited investor at least $250,000 principal amount of the 7.6% Debentures, and we are acquiring the 7.6% Debentures not with a view to, or for offer or sale in connection with, any distribution in violation of the Securities Act. We have such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risk of our investment in the 7.6% Debentures and we invest in or purchase securities similar to the 7.6% Debentures in the normal course of our business. We and any accounts for which we are acting are each able to bear the economic risk of our or its investment.

                  2. We understand that the 7.6% Debentures have not been registered under the Securities Act and, unless so registered, may not be sold except as permitted in the following sentence. We agree on our own behalf and on behalf of any investor account for which we are purchasing 7.6% Debentures to offer, sell or otherwise transfer such 7.6% Debentures prior to the date that is two years after the later of the date of original issue and the last date on which Halliburton Company (the "Company") or any affiliate of the Company was the owner of such 7.6% Debentures (or any predecessor thereto) (the "Resale Restriction Termination Date") only (a) to the Company, (b) in a transaction complying with the requirements of Rule 144A under the Securities Act ("Rule


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

144A"), to a person we reasonably believe is a qualified institutional buyer under Rule 144A (a "QIB") that purchases for its own account or for the account of a QIB and to whom notice is given that the transfer is being made in reliance on Rule 144A, (c) pursuant to offers and sales that occur outside the United States within the meaning of Regulation S under the Securities Act, (d) to an institutional accredited investor within the meaning of Rule 501(a)(1), (2), (3) or (7) under the Securities Act that is purchasing for its own account or for the account of such an institutional accredited investor, in each case in a minimum principal amount of 7.6% Debentures of $250,000 or (e) pursuant to any other available exemption from the registration requirements of the Securities Act, subject in each of the foregoing cases to any requirement of law that the disposition of our property or the property of such investor account or accounts be at all times within our or their control and in compliance with any applicable state securities laws. The foregoing restrictions on resale will not apply subsequent to the Resale Restriction Termination Date. If any resale or other transfer of the 7.6% Debentures is proposed to be made pursuant to clause
(d) above prior to the Resale Restriction Termination Date, the transferor shall deliver a letter from the transferee substantially in the form of this letter to the Company and the Trustee, which shall provide, among other things, that the transferee is an institutional accredited investor (within the meaning of Rule 501(a)(1), (2), (3) or (7) under the Securities Act) and that it is acquiring such 7.6% Debentures for investment purposes and not for distribution in violation of the Securities Act. Each purchaser acknowledges that the Company and the Trustee reserve the right prior to any offer, sale or other transfer prior to the Resale Termination Date of the 7.6% Debentures pursuant to clause
(c), (d) or (e) above to require the delivery of an opinion of counsel, certifications and/or other information satisfactory to the Company and the Trustee.

                  TRANSFEREE:
                             ------------------------------

                  BY
                    ---------------------------------------



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